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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                FORM 8-K/A-2




               Current Report Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                             September 22, 1997
              (Further amending Report dated February 19, 1997)



                              CIENA CORPORATION
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                (Exact name of registrant as specified in its
                                  charter)



                 Delaware                               0-21969                         23-2725311
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         (State or other jurisdiction of           (Commission File                  (I.R.S. Employer
         incorporation or organization)                 Number)                      Identification No.)
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               920 Elkridge Landing Road, Linthicum, Maryland
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                  (Address of principal executive offices)

                                    21090
                                 (Zip Code)



      Registrant's telephone number, including area code:(410) 865-8500





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                               CIENA CORPORATION


ITEM 5.  OTHER EVENTS.

         On August 6, 1997, CIENA Corporation (the "Company") amended its Form
8-K originally filed on February 19, 1997, for the purpose of, among other things, amending and restating in their entirety previously filed cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by or on behalf of the Company. Certain additional and modified cautionary statements were also set forth in the Company's report on Form 10-Q for the fiscal quarter ended July 31, 1997, which was filed on August 20, 1997.
This report hereby further amends and supersedes the statements contained in both earlier reports under the caption "Shares Eligible for Sale on and after August 7, 1997," concerning the date of the expiration of the remaining
"lock-up agreements" affecting approximately 17.5 million freely tradeable shares of Common Stock. As stated in a Company public announcement made on the date of this Amendment, the lock-up agreements affecting these shares will expire at the close of business on September 29, 1997, and the shares will become freely tradeable without restriction under the Securities Act of 1933
(except for shares held by "affiliates" of the Company) on September 30, 1997.
An additional 5.4 million shares will be released on that date from lock-up restrictions and will become tradeable subject in certain cases to vesting and the limitations of Rule 144.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CIENA CORPORATION


Date: September 22, 1997           By:  G. Eric Georgatos
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                                        G. Eric Georgatos
                                        Vice President, General Counsel and
                                        Secretary





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